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Exhibit 3.31

        Articles of Incorporation

of

CASCADES MOULDED PULP, INC.

        The undersigned, being of the age of eighteen years or more, does hereby make and acknowledge these Articles of Incorporation for the purposes of forming a business corporation under and by virtue of the laws of the State of North Carolina.

I.

        The name of the corporation is CASCADES MOULDED PULP, INC.

II.

        The period of duration of the corporation is perpetual.

III.

        The purposes for which the corporation is organized are to engage in any lawful act or activity for which corporations may be organized under Chapter 55 of the General Statutes of North Carolina.

IV.

        The corporation shall have authority to issue One Hundred Thousand (100,000) shares with a par value of One Dollar ($1.00) per share.

V.

        The minimum amount of consideration to be received by the corporation for its shares before it shall commence business is One Dollar ($1.00) in cash or property of equivalent value.

VI.

        The address of the initial registered office of the corporation in the State of North Carolina is 109 West Franklin Street, Rockingham, Richmond County, North Carolina; and the name of its initial registered agent at such address is Richard G. Buckner.

VII.

        The number of directors constituting the initial Board of Directors shall be five (5), and the name and address of the persons who are to serve as directors until the first meeting of shareholders or until their successors be elected and qualified are:

NAME	ADDRESS
Bernard Lemaire	400 Marie-Victorin Kingsey-Falls, Drummond County Quebec, Canada JOA1B0
Laurent Lemaire	402 Marie-Victorin Kingsey-Falls, Drummond County Quebec, Canada JOA1B0
Alain Lemaire	396 Marie-Victorin Kingsey-Falls, Drummond County Quebec, Canada JOA1B0
Fernand Cloutier	435 Marie-Victorin Kingsey-Falls, Drummond County Quebec, Canada JOA1B0
Jacques Aubert	P.O. Box 37 Kingsey-Falls, Drummond County Quebec, Canada JOA1B0

        The name and address of the incorporator is: Bernard Lemaire, 400 Marie Victorin, Kingsey-Falls, Drummond County, Quebec, Canada JOA1B0.

        IN WITNESS WHEREOF, I have hereunto set my hand this 20 day of June, 1986.

Bernard Lemaire

QUEBEC, CANADA

        I, the undersigned, a Notary Public of Quebec, Canada, do hereby certify that Bernard Lemaire personally appeared before me this day and acknowledged the due execution of the foregoing Articles of Incorporation of CASCADES MOULDED PULP, INC.

        Witness my hand and notarial seal, this the 20 day of June, 1986.

NOTARY PUBLIC

My Commission expires: November 1st, 1987

State of North Carolina

NOTICE

The issuance of a corporate charter to any domestic corporation or a certificate of authority to any foreign corporation does not authorize the use in this State of the corporate name in violation of the rights of any third party under the Federal Trademarks Act, the Trademark Act of this State, a trade name or the common law; and the issuance of such charter or certificate will not be a defense to an action for violation of any such rights.

Certified Copy
from
The Department of The
Secretary of State
to be Recorded
with the
Register of Deeds
of County of
Registered Office

ARTICLES OF AMENDMENT
OF
CASCADES MOULDED PULP, INC.

        The undersigned corporation hereby executes these Articles of Amendment, for the purpose of amending its charter:

  1.
  The name of the corporation is CASCADES MOULDED PULP, INC.

  2.
  The following amendment to the charter of the corporation was adopted by its Shareholders on the 25th day of March, 1987, in the manner prescribed by law:

        Paragraph IV of the original Articles of Incorporation was amended to read as follows:

    "The corporation shall have authority to issue 500,000 shares of common voting stock with a par value of One Dollar ($1.00) per share and 10,000,000 shares of non-cumulative, non-voting 8 1/2% preferred stock with a par value of One Dollar ($1.00) per share."

  3.
  The number of voting shares of the corporation outstanding at the time of such adoption was 100,000 shares of common voting stock; and the number of shares entitled to vote on such adoption was 100,000 shares of common voting stock.

  4.
  The number of shares of common voting stock which voted in favor of such amendment was 100,000 shares and the number of common voting stock which voted against such amendment was zero (0) shares.

  5.
  Notices of purpose of meeting, of substance of the proposed amendment, of the right of dissenting shareholders to be paid the fair market value of their shares, and all other notices required by the law of the State of North Carolina, were expressly waived by the sole holder of all issued shares of common voting stock.

        IN WITNESS WHEREOF, these Articles are signed by the President and by the Secretary of the corporation, this the 25th day of March, 1987.

CASCADES MOULDED PULP, INC.
By:	President
Secretary (Corporate Seal)

CANADA
PROVINCE OF QUEBEC
DISTRICT OF DRUMMOND

Bernard Lemaire and Jacques Aubert, being the President and Secretary, respectively, of the above-named corporation, each being duly sworn, depose and say that the facts stated in the foregoing Articles of Amendment are true and correct.

Sworn to and subscribed before me this 25th day of March, 1987.

NOTARY PUBLIC

My commission expires: 1991-09-22

State of North Carolina

NOTICE

The issuance of a corporate charter to any domestic corporation or a certificate of authority to any foreign corporation does not authorize the use in this State of the corporate name in violation of the rights of any third party under the Federal Trademarks Act, the Trademark Act of this State, a trade name or the common law; and the issuance of such charter or certificate will not be a defense to an action for violation of any such rights.

Certified Copy
from
The Department of The
Secretary of State
to be Recorded
with the
Register of Deeds
of County of
Registered Office

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  Exhibit 3.31